Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned hereby constitutes and appoints Peter Kurer, Bernhard Schmid and Louis R. Eber, and each of them, each with full power to act without the others, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form F-3 relating to the registration of (x) an unspecified aggregate initial offering price or number of ordinary shares of UBS AG, (y) an unspecified aggregate initial offering price or number of tradable entitlements permitting the holders thereof to receive an unspecified fraction of an ordinary share of UBS AG, and (z) an unspecified aggregate initial offering price or number of tradable rights entitling the holders thereof to purchase ordinary shares of UBS AG of UBS AG, and any and all amendments thereto (including post-effective amendments), to sign any abbreviated registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Marcel Rohner	Group Chief Executive Officer (principal executive officer and principal financial officer)	April 4, 2008
Marcel Rohner

/s/ Marco Suter	Group Chief Financial Officer (principal financial officer and principal accounting officer)	April 4, 2008
Marco Suter

/s/ Marcel Ospel	Chairman and Member of Board of Directors	April 4, 2008
Marcel Ospel

/s/ Stephan Haeringer	Executive Vice Chairman and Member of Board of Directors	April 4, 2008
Stephan Haeringer

	Member of Board of Directors	April ___, 2008
Ernesto Bertarelli

/s/ Gabrielle Kaufmann-Kohler	Member of Board of Directors	April 4, 2008
Gabrielle Kaufmann-Kohler

/s/ Sergio Marchionne	Member of Board of Directors	April 4, 2008
Sergio Marchionne

Name	Title	Date

/s/ Rolf A. Meyer	Member of Board of Directors	April 4, 2008
Rolf A. Meyer

/s/ Helmut Panke	Member of Board of Directors	April 8, 2008
Helmut Panke

/s/ Peter Spuhler	Member of Board of Directors	April 7, 2008
Peter Spuhler

/s/ Peter R. Voser	Member of Board of Directors	April 4, 2008
Peter R. Voser

/s/ Lawrence A. Weinbach	Member of Board of Directors	April 4, 2008
Lawrence A. Weinbach

/s/ Joerg Wolle	Member of Board of Directors	April 7, 2008
Joerg Wolle